UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 23, 2018

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 FROM ROAD, SUITE 375 PARAMUS, NEW JERSEY	07652-3556
(Address of principal executive offices)	(Zip Code)
(201) 267-8000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stephen I. Sadove as a Member of the Board of Directors

Movado Group, Inc. (the “Company”) has appointed Mr. Stephen I. Sadove as a member of the Company’s Board of Directors (the “Board”), effective August 23, 2018. Mr. Sadove brings more than 25 years of leadership experience to the Company. Prior to his retirement in November 2013, Mr. Sadove spent 11 years at Saks Incorporated, serving most recently as Chief Executive Officer and Chairman of the Board. Previously, Mr. Sadove held a number of senior management positions throughout his career, including Vice Chairman at Saks Incorporated, President at Bristol-Myers Squibb Worldwide Beauty Care and Nutritionals, and Executive Vice President and General Manager of the Desserts and Meals divisions of General Foods, now known as Kraft General Foods. Mr. Sadove is a graduate of Hamilton College and holds an MBA with distinction from Harvard Business School. Mr. Sadove currently serves on the board for various non-profit organizations, including Hamilton College as Chairman of the Board of Trustees and on the Executive Committee of the National Retail Federation representing retailers from across the United States. He also serves on the board of Colgate-Palmolive, as lead director, Aramark, and Park Hotels and Resorts. Mr. Sadove is also a Founding Partner of JW Levin Management Partners, a private equity firm.
A copy of the press release announcing the appointment of Mr. Sadove to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release issued by Movado Group, Inc. on August 23, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 23, 2018
MOVADO GROUP, INC.

By:	/s/ Mitchell C. Sussis
Name:	Mitchell C. Sussis
Title:	Senior Vice President and General Counsel